                                  EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT                     JURISDICTION OF INCORPORATION
UniComp U.K. Holdings, Limited                     United Kingdom

UniComp Computing Group Limited                    United Kingdom

CI Computer Software Limited                       United Kingdom

Computer Maintenance Ireland Limited               United Kingdom

CEM Computers Limited                              United Kingdom

Aurora UniComp Limited                             United Kingdom

Fargell Limited                                    United Kingdom

UniComp IOM Limited                                Isle of Man

Industrial Computing Machines Limited              Ireland

Arccom Management Systems, Inc.                    Georgia
         (d/b/a Unibol, Inc.)

UniComp Systems, Inc.                              Texas

Unipay, Inc.                                       North Carolina

Continuum Technology Corporation                   North Carolina

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